UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    January 20, 2010

WEIKANG BIO-TECHNOLOGY GROUP COMPANY, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-1365354	26-2816569
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

No. 365 Chengde Street, Daowai District, Harbin
Heilongjiang Province, The People’s Republic of China 150020
(Address of principal executive offices) (zip code)

(86) 0451-88355530
(Registrant’s telephone number, including area code)

Not Applicable .

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement

On January 20, 2010, Weikang Bio-Technology Group Company, Inc. (the “Company”) entered into Subscription Agreements (“Purchase Agreements”) with “accredited” investors (the “Investors”).   Pursuant to the Purchase Agreements, the Investors purchased 1,470,588 shares (“Investor Shares”) of the Company’s common stock (“Common Stock”) at $1.70 per share (the “Financing”). The Company raised $2,500,000 in gross proceeds and received net proceeds from the Financing of approximately $2,052,500, after placement agent fees and other offering expenses.

Warrants

The Investors received one Series A Warrant and one Series B Warrant for every $8.00 invested in the Company under the Purchase Agreement.  Series A Warrants grant the holder the right to purchase shares of Common Stock at an exercise price of $3.00.   Series B Warrants grant the holder the right to purchase shares of Common Stock at an exercise price of $5.00.  At the closing the Investors received Series A Warrants to purchase 312,500 shares of Common Stock and Series B Warrants to purchase 312,500 shares of Common Stock.

The Series A and Series B Warrants (together, the “Warrants”) shall expire three years from the date of issuance.  The Warrants provide for antidilution adjustments to the exercise price for certain convertible securities issued with conversion prices lower than the Warrants’ exercise price.

Investor Escrow Agreement

In connection with the Financing the Company entered into an Investor Relations Escrow Agreement, pursuant to which the Company agreed to establish an escrow account in the amount of $150,000 which may be allocated and released to investor relations firms for marketing purposes at the sole discretion of a representative of the Investors.

Offering Expenses and Placement Agent Fees

In connection with the Financing the Company paid the following:  (i) $150,000 to an Investment Relations escrow account described above, (ii) $250,000 in placement agent fees, and (iii) $47,000 in offering expenses, including legal fees.

In addition the Company issued the following securities:  (i) Series A Warrants to purchase 73,528 shares of Common Stock to placement agents, (ii) Series B Warrants to purchase 73,528 shares of Common Stock to placement agents, (iii) 180,000 shares of Common Stock to an investor relations firm, (iv) 600,000 shares of Common Stock to a consultant for business development and capital markets advice, and (v) 7,000 shares of Common Stock for legal services.

Registration Rights

Pursuant to the Purchase Agreements, the Company has agreed to file a resale Registration Statement on Form S-1 by April 9, 2010 (“Required Filing Date”) registering the Investor Shares and the Investors’ Warrants (together the “Registrable Securities”) with the Securities and Exchange Commission (the “SEC”).   In the event the Company has not filed the Registration Statement by the Required Filing Date, or the Registration Statement is not declared effective by the SEC by 120 days after the Required Filing Date, the Company has agreed to pay liquidated damages to each Investor, from and including the day following such Filing Default until the date that the Registration Statement is filed with the SEC, or until the Registration Statement is declared effective, as applicable, at a rate per month (or portion thereof) equal to 0.50% of the total purchase price of the Shares purchased by such Investor pursuant to the Purchase Agreement.  In no event, however, may the penalties exceed 9% in the aggregate of such total purchase price.

The Investor Shares were issued to “accredited” investors, as such term is promulgated by the SEC.  In reliance upon each such investor’s representation as an “accredited investor,” among other representations, the offer and sale of the securities described above are exempt from the registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and in reliance upon Rule 506 of Regulation D promulgated by the SEC.

The securities offered have not been registered under the United States Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer of any securities for sale.

The form of Purchase Agreement, Series A Warrant, Series B Warrant and Investment Relations Escrow Agreement are filed with this report as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.  The foregoing summary of terms is qualified in its entirety by such agreements.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	Form of Purchase Agreement
10.2	Form of Series A Warrant
10.3	Form of Series B Warrant
10.4	Investor Relations Escrow Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2010	WEIKANG BIO-TECHNOLOGY GROUP COMPANY, INC.

By: /s/ Yin Wang
Yin Wang
Chief Executive Officer and Chairman of the
Board

Exhibit Index

Exhibit	Description

10.1	Form of Purchase Agreement
10.2	Form of Series A Warrant
10.3	Form of Series B Warrant
10.4	Investor Relations Escrow Agreement